Filed Pursuant To Rule 424B(2)
Registration No. 33-63996

--------------------------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED JUNE 14, 1993)
--------------------------------------------------------------------------------

                                     [LOGO]
                                  $150,000,000
                              Texaco Capital Inc.
                        7.09% Guaranteed Notes Due 2007
       Payment of principal and interest is unconditionally guaranteed by
                                  Texaco Inc.
                                     ------

INTEREST PAYABLE FEBRUARY 1 AND AUGUST 1                    DUE FEBRUARY 1, 2007

 THE NOTES ARE UNSECURED OBLIGATIONS OF TEXACO CAPITAL INC. (THE "COMPANY") AND
                WILL NOT BE REDEEMABLE PRIOR TO STATED MATURITY.

THE NOTES WILL BE REPRESENTED BY ONE OR MORE GLOBAL SECURITIES (THE "GLOBAL SECURITIES") REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR ITS NOMINEE. BENEFICIAL INTERESTS IN THE GLOBAL SECURITIES WILL BE SHOWN ON AND TRANSFERS THEREOF WILL BE EFFECTED ONLY THROUGH RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS. EXCEPT AS PROVIDED HEREIN, NOTES IN DEFINITIVE FORM WILL NOT BE ISSUED.

THE NOTES WILL TRADE IN DTC'S SAME-DAY FUNDS SETTLEMENT SYSTEM. ALL PAYMENTS OF
  PRINCIPAL AND INTEREST ON GLOBAL SECURITIES WILL BE MADE BY THE COMPANY IN
                         IMMEDIATELY AVAILABLE FUNDS.
                                 --------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
        MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRE-
             SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    PRICE TO      UNDERWRITING    PROCEEDS TO
                                    PUBLIC(1)     DISCOUNT       COMPANY(1)(2)
PER NOTE                              100%           0.65%           99.35%
TOTAL                             $150,000,000     $975,000       $149,025,000

(1) PLUS ACCRUED INTEREST FROM FEBRUARY 3, 1997, IF ANY.

(2) BEFORE DEDUCTING EXPENSES PAYABLE BY THE COMPANY ESTIMATED TO BE $150,000.

                                 --------------

    THE NOTES OFFERED HEREBY ARE OFFERED SEVERALLY BY THE UNDERWRITERS, AS SPECIFIED HEREIN, SUBJECT TO RECEIPT AND ACCEPTANCE BY THEM AND SUBJECT TO THEIR RIGHT TO REJECT ANY ORDER IN WHOLE OR IN PART. IT IS EXPECTED THAT THE NOTES WILL BE READY FOR DELIVERY IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITITES OF DTC IN NEW YORK, NEW YORK ON OR ABOUT FEBRUARY 3, 1997 AGAINST PAYMENT THEREFOR IN IMMEDIATELY AVAILABLE FUNDS.


                           Blaylock & Partners, L.P.
WR Lazard Laidlaw & Luther Inc.                        Muriel Siebert & Co. Inc.
--------------------------------------------------------------------------------
           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 27, 1997

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                 ADDENDUM--DOCUMENTS INCORPORATED BY REFERENCE

    The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding Texaco Inc. The address of such site is: http://www.sec.gov.

                       SELECTED FINANCIAL DATA OF TEXACO

CONSOLIDATED SHORT-TERM DEBT AND CAPITALIZATION

    The following table sets forth the consolidated short-term debt and capitalization of Texaco as of September 30, 1996:

                                                                                                  (MILLIONS OF
                                                                                                    DOLLARS)
                                                                                                  (UNAUDITED)
Short-Term Debt:
  Notes payable, commercial paper and current portion of long-term debt.....................       $      584
                                                                                                      -------
                                                                                                      -------
Long-Term Debt and Minority Interest:
  Long-term debt and capital lease obligations..............................................       $    5,044(a)
  Minority interest in subsidiary companies.................................................              672
                                                                                                      -------
        Total Long-Term Debt and Minority Interest..........................................            5,716
                                                                                                      -------
Stockholders' Equity:
  Market Auction Preferred Shares...........................................................              300
  ESOP Convertible Preferred Stock..........................................................              479
  Unearned employee compensation and benefit plan trust.....................................             (403)
  Common stock--par value $6.25:
    Shares authorized--350,000,000
    Shares issued--274,293,417, including treasury stock....................................            1,714
  Paid-in capital in excess of par value....................................................              651
  Retained earnings.........................................................................            8,027
  Currency translation adjustment...........................................................              (35)
  Unrealized net gain on investments........................................................               43
                                                                                                      -------
                                                                                                       10,776
  Less--Common stock held in treasury, at cost..............................................              540
                                                                                                      -------
  Total stockholders' equity................................................................           10,236
                                                                                                      -------
        Total Capitalization................................................................       $   15,952
                                                                                                      -------
                                                                                                      -------

------------------------

(a) No adjustment has been made to reflect the issuance by the Company of the Notes offered hereby, as the proceeds from such issuance will be used to refinance existing debt, principally commercial paper previously reclassified as Long-Term Debt, due to the intent and ability of Texaco to refinance such debt on a long-term basis. See "Use of Proceeds" on page 4 of the accompanying Prospectus.

OPERATING RESULTS

    The following summary of consolidated financial information, with the exception of the ratio of earnings to fixed charges on a total enterprise basis, was derived from and is qualified in its entirety by, and should be read in conjunction with, the financial statements contained in Texaco Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995 and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996:

                                                                            YEAR ENDED DECEMBER 31,
                                         NINE MONTHS ENDED   -----------------------------------------------------
                                        SEPTEMBER 30, 1996     1995       1994       1993       1992       1991
                                        -------------------  ---------  ---------  ---------  ---------  ---------
                                            (UNAUDITED)                      (MILLIONS OF DOLLARS)
Total revenues........................       $  32,629       $  36,787  $  33,353  $  34,071  $  36,530  $  37,162
Net income from continuing operations
  before discontinued chemical
  operations and cumulative effect of
  accounting changes..................       $   1,509       $     728  $     979  $   1,259  $   1,038  $   1,292
Discontinued chemical operations......              --              --        (69)      (191)       (26)         2
Cumulative effect of accounting
  changes.............................              --            (121)        --         --       (300)        --
                                               -------       ---------  ---------  ---------  ---------  ---------
Net income............................       $   1,509       $     607  $     910  $   1,068  $     712  $   1,294
Ratio of earnings to fixed charges of
  Texaco on a total enterprise basis
  (unaudited).........................            6.41            2.55       2.86       2.91       3.10       3.04

                            DESCRIPTION OF THE NOTES

GENERAL

    Each Note will mature on February 1, 2007 and will not be redeemable prior thereto.

    The Notes will be limited to $150,000,000 aggregate principal amount.

    Although the Indenture provides that the Company may terminate its obligations with respect to any Series of Securities by making certain deposits in trust with the Trustee, the Company has agreed that this right will not be exercised with respect to the Notes.

    The Notes do not contain event risk provisions designed to require the Company to redeem the Notes, reset the interest rate or take other actions in response to highly leveraged transactions, change in credit rating or other similar occurrences.

BOOK-ENTRY SYSTEM

    The Notes will be represented by one or more Global Securities (the "Global Security"). Each Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and be registered in the name of a nominee of DTC. Except under circumstances described below, the Notes will not be issuable in definitive form.

    Upon the issuance of a Global Security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the Underwriters with the respective principal amounts of the Notes represented by the Global Security. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee

(with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as DTC or its nominee is the registered owner of a Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by that Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Notes represented by that Global Security registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Principal and interest payments on Notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant Global Security. None of the Company, the Trustee, any paying agent or the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

    The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant Global Security as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

    If DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Notes in definitive form in exchange for the entire Global Security for each series of Notes. In addition, the Company may at any time and in its sole discretion determine not to have Notes represented by a Global Security and, in such event, will issue Notes in definitive form in exchange for the entire Global Security relating to such series of Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Notes represented by such Global Security equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in definitive form will be issued as registered Notes in denominations of $1,000 and integral multiples thereof, unless otherwise specified by the Company.

GUARANTIES

    Texaco Inc. will unconditionally guarantee the due and punctual payment of the principal of, and interest on the Notes, when and as the same shall become due and payable, whether at maturity or otherwise.

INTEREST

    Interest on the Notes will accrue from February 3, 1997, and will be payable semiannually on February 1 and August 1 commencing August 1, 1997, to the persons in whose names the Notes are registered at the close of business on the January 15 or July 15 next preceding such February 1 or August 1.

                                  UNDERWRITING

    Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof, the Underwriters named below have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective principal amounts of Notes set forth opposite their respective names below:

                                                                                       PRINCIPAL AMOUNT
UNDERWRITERS                                                                             OF DEBENTURES
------------                                                                           -----------------
Blaylock & Partners, L.P. ...........................................................   $   140,000,000
WR Lazard Laidlaw & Luther Inc. .....................................................         5,000,000
Muriel Siebert & Co. Inc. ...........................................................         5,000,000
                                                                                       -----------------
        Total........................................................................   $   150,000,000

    The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Notes are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are committed to take and pay for all of the Notes if any are taken.

    The Underwriters propose to offer part of the Notes directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of 0.40% of the principal amount under the public offering price. Any Underwriter may allow, and such dealers may reallow, a discount not in excess of 0.15% of the principal amount to certain other dealers.

    The Company has been advised by the Underwriters that they intend to make a market in the Notes, but that they are not obligated to do so and may discontinue making a market at any time without notice. The Company currently has no intention to list the Notes on any securities exchange, and there can be no assurance given as to the liquidity of, or trading market for, the Notes.

    The Company and Texaco Inc. have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

                                    EXPERTS

    The audited consolidated financial statements incorporated by reference in the Annual Report of Texaco Inc. for the fiscal year ended December 31, 1995 filed on Form 10-K, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL OPINIONS

    The validity of the Notes being offered hereby will be passed upon for the Company and Texaco Inc. by Paul R. Lovejoy, Associate General Counsel of Texaco Inc., or such other attorney of Texaco Inc. as the Company and Texaco Inc. may designate, and for the Underwriters by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

PROSPECTUS
                              TEXACO CAPITAL INC.
                    GUARANTEED DEBT SECURITIES AND WARRANTS
                       PAYMENT OF PRINCIPAL, PREMIUM AND
           INTEREST, IF ANY, ON THE DEBT SECURITIES IS GUARANTEED BY

                                  TEXACO INC.

    Texaco Capital Inc. (the "Company") intends to issue and sell from time to time up to $1,050,000,000 (or the equivalent in foreign denominated currency or units based on or related to currencies, including European Currency Units) aggregate principal amount of its debt securities ("Debt Securities") or Warrants to purchase Debt Securities ("Warrants") (the Debt Securities and Warrants are collectively referred to as the "Securities"), or if any Securities are issued at original issue discount, such greater amount as shall result in net proceeds of $1,050,000,000 to the Company, which will be offered to the public on terms determined by market conditions at the time of sale. Debt Securities will be guaranteed by Texaco Inc. (the "Guarantor"). The Securities may be issued in one or more series with the same or various maturities at par, at a premium, or with an original issue discount. Warrants may be offered with Debt Securities or separately. The specific designation, aggregate principal amount, authorized denominations, currency, purchase price, maturity, interest rate (or method of calculation thereof) and time of payment of interest, any terms for redemption and repayment and the agent, dealer or underwriter, if any, in connection with the sale of the Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement") together with the terms of offering of the Securities.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY  REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    Securities may be offered by the Company directly to investors, through dealers, through underwriters, or through agents designated from time to time, as set forth in the Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter or the bid purchase price less commission in the case of an agent--in each case less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN AS CONTAINED HEREIN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE GUARANTOR SINCE THE DATE HEREOF.

    This Prospectus and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

June 14, 1993

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Available Information......................................................................................           2
Documents Incorporated by Reference........................................................................           3
Texaco Inc.................................................................................................           3
Ratio of Earnings to Fixed Charges.........................................................................           4
Texaco Capital Inc.........................................................................................           4
Use of Proceeds............................................................................................           4
Plan of Distribution.......................................................................................           4
Description of the Debt Securities.........................................................................           5
Description of the Warrants................................................................................          10
Experts....................................................................................................          11
Legal Opinions.............................................................................................          12

                             AVAILABLE INFORMATION

    Texaco Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Texaco Inc.'s annual proxy statements so filed contain, among other things, certain information concerning directors and officers, including their compensation, the number of shares of common stock of Texaco Inc. owned by the directors and owners of 5% or more of any class of such securities, and any material interests of such persons in certain transactions. Such reports, proxy statements and other information filed by Texaco Inc. with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549, as well as at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, certain reports, proxy materials and other information concerning Texaco Inc. can be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York and the Midwest Stock Exchange, 120 South LaSalle Street, Chicago, Illinois, on which Exchanges the common stock of Texaco Inc. is listed.

    Texaco Inc. will provide without charge to each person to whom a copy of this Prospectus is delivered, on the request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests for such copies should be directed to the executive offices of Texaco Inc. c/o the Secretary, 2000 Westchester Avenue, White Plains, New York 10650 (Telephone: (914) 253-4000).

    SEPARATE FINANCIAL INFORMATION FOR THE COMPANY IS NOT INCLUDED HEREIN AND WILL NOT BE INCLUDED IN ANY REPORTS FILED PURSUANT TO THE EXCHANGE ACT, AS THE COMPANY IS WHOLLY OWNED BY TEXACO INC., IT ESSENTIALLY HAS NO INDEPENDENT OPERATIONS, AND THE DEBT SECURITIES ARE FULLY AND UNCONDITIONALLY GUARANTEED BY TEXACO INC.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The documents listed below, filed by Texaco Inc. with the Securities and Exchange Commission (File No. 1-27) pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, contain the most recently published corporate and financial data regarding Texaco Inc., and are incorporated by reference in this Prospectus:

        (a) Annual Report of Texaco Inc. for the fiscal year ended December 31, 1992, filed on Form 10-K (dated and filed March 17, 1993)

        (b) Form 8-K--Texaco Inc.--date of earliest event reported, January 21, 1993 (dated January 22, 1993 and filed January 25, 1993)

        (c) Form 8-K--Texaco Inc.--date of earliest event reported, February 17, 1993 (dated and filed February 19, 1993)

        (d) Form 8-K--Texaco Inc.--date of earliest event reported, March 4, 1993 (dated and filed March 8, 1993)

        (e) Form 8-K--Texaco Inc.--date of earliest event reported, April 22, 1993 (dated and filed April 23, 1993)

        (f) Texaco Inc.'s Proxy Statement dated April 5, 1993, issued in connection with Texaco Inc.'s 1993 Annual Meeting

        (g) Quarterly Report of Texaco Inc. for the quarterly period ended March 31, 1993, filed on Form 10-Q (dated and filed May 14, 1993).

    All documents subsequently filed by Texaco Inc. pursuant to Sections 13(a), 13(c), 13(d), 14 and 15(d) of the Exchange Act (except those relating to employee benefit plans), prior to the termination of the offering described herein, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  TEXACO INC.

    Texaco Inc. was incorporated in Delaware on August 26, 1926 as The Texas Corporation. Its name was changed in 1941 to The Texas Company and in 1959 to Texaco Inc. It is the successor of a corporation incorporated in Texas in 1902. Its principal executive offices are located at 2000 Westchester Avenue, White Plains, New York 10650; telephone: (914) 253-4000. As used herein, Texaco (unless the context otherwise indicates) refers to Texaco Inc. and all of its consolidated subsidiary companies.

    Texaco together with affiliates owned 50% or less, represent a vertically integrated enterprise principally engaged in the worldwide exploration for and production, transportation, refining and marketing of crude oil, natural gas and petroleum products, including petrochemicals.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                          FOR THE THREE                     YEAR ENDED DECEMBER 31,
                                                       MONTHS ENDED MARCH   -------------------------------------------------------
                                                            31, 1993           1992        1991       1990       1989       1988
                                                       -------------------     -----     ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges of Texaco on a
  total enterprise basis (unaudited).................            3.45             2.89        3.04       3.96       4.40(a)    3.14

------------

(a) Excluding the gains from the sale of Texaco Canada Inc. and the sale of a 20% stock interest in a subsidiary, as well as the 1989 restructuring charges, the ratio of earnings to fixed charges on a total enterprise basis approximated 2.55.

                              TEXACO CAPITAL INC.

    Texaco Capital Inc., a wholly owned subsidiary of Texaco Inc., is a Delaware corporation which was incorporated on June 24, 1983. Its principal executive offices are located at 32 Loockerman Square, Suite L-100, Dover, Delaware 19901; telephone: (302) 674-1221. The Company is engaged principally in the business of lending funds borrowed from unrelated persons to Texaco Inc. and its subsidiaries for general corporate purposes.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Securities will be lent to Texaco Inc. or its subsidiaries to be used for working capital, for retirement of debt and for other general corporate purposes.

                              PLAN OF DISTRIBUTION

    The Securities may be sold in any one or more of the following ways: (1) directly to investors, (2) to investors through agents, (3) to dealers, (4) through underwriting syndicates led by one or more managing underwriters as the Company may select from time to time, or (5) through one or more underwriters acting alone.

    If underwriters are utilized in the sale, the obligations of the underwriters will be subject to certain conditions precedent and the underwriters will be obligated to purchase all Securities, if any are purchased. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the Securities are set forth on the cover of the Prospectus Supplement relating to such Securities and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby and any firms not named in the Prospectus Supplement are not parties to the Underwriting Agreement in respect of such Securities, will not be purchasing any of the Securities from the Company and will have no direct or indirect participation in the underwriting of such Securities, although they may participate in the distribution of such Securities under circumstances where they may be entitled to a dealer's commission. The Prospectus Supplement also describes the discounts and commissions to be allowed or paid to the underwriters, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the Securities will be listed.

    If offers to purchase Securities are to be solicited by agents designated by the Company, any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"). Agents involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agents set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

    Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby.

    If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Securities from the Company at the price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

    Underwriters, agents, dealers and remarketing firms may be entitled under agreements which may be entered into with the Company and Texaco Inc. to indemnification by the Company and Texaco Inc. against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for the Company or Texaco Inc. in the ordinary course of business.

                       DESCRIPTION OF THE DEBT SECURITIES

    The Debt Securities offered hereby are to be issued under an indenture dated as of August 24, 1984 as supplemented and restated by a First Supplemental Indenture dated as of January 31, 1990 (a copy of which is filed as Exhibit 4.1 to Registration Statement Nos. 33-33303 and 33-33303-01, filed on February 1,
1990), and as further amended by the First Supplement to the First Supplemental Indenture dated as of October 11, 1990 (a copy of which is filed as Exhibit 4.1(a) to Texaco Inc.'s Current Report on Form 8-K, dated October 12, 1990 and filed on October 15, 1990), (as so supplemented and amended, the "Indenture") among the Company, Texaco Inc. and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture. Unless otherwise defined herein, all capitalized terms shall have the definitions set forth in the Indenture.

GENERAL

    The Indenture provides that, in addition to the Debt Securities offered hereby, additional Debt Securities may be issued thereunder without limitation as to aggregate principal amount, but subject to limitations from time to time established by the Company's Board of Directors.

    Unless specified in the Prospectus Supplement, Debt Securities offered hereby will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The Guaranties will rank equally with all other unsecured and unsubordinated indebtedness of Texaco Inc.

    Reference is made to the Prospectus Supplement for the following terms of the Debt Securities being offered hereby: (1) the designation of such Debt Securities; (2) the aggregate principal amount and currency or currency unit of such Debt Securities; (3) the denominations in which such Debt Securities are authorized to be issued; (4) the percentage of their principal amount at which such Debt Securities will be issued; (5) the date on which such Debt Securities will mature; (6) if the Debt Securities are to bear interest, the rate per annum at which such Debt Securities will bear interest (or the method by which such rate will be determined); (7) the times at which such interest, if any, will be payable or the manner of determining the same; (8) the date, if any, after which such Debt Securities may be redeemed or purchased and the redemption or purchase price; (9) the sinking fund requirements, if any; (10) special United States federal income tax considerations, if any; (11) whether such Debt Securities are to be issued in the form of one or more temporary or permanent Global Securities and, if so, the identity of the Depositary for such Global Securities; (12) information with respect to book-entry procedures, if any; (13) the manner in which the amount of any payments of principal and interest on the Debt Securities determined by reference to an index are determined; and (14) any other terms of the Debt Securities not inconsistent with the Indenture.

    The Indenture does not contain any provisions which may afford holders of the Securities protection in the event of a highly leveraged transaction, although such a provision could be added to the Indenture in the future with respect to the Securities or any series thereof, in which event a description thereof will be included in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION, TRANSFER AND PAYMENT

    The Debt Securities of a Series will be issuable in registered form without coupons ("Registered Securities") or in the form of one or more global securities ("Global Securities"), as described below under "Global Securities". Unless otherwise provided in an applicable Prospectus Supplement with respect to a Series of Debt Securities, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof. One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Debt Securities of the Series represented by such Global Security. The Prospectus Supplement relating to a Series of Debt Securities denominated in a foreign or composite currency will specify the denominations thereof.

    Unless otherwise indicated in the Prospectus Supplement, Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer duly executed), at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has initially appointed the Trustee as Registrar under the Indenture. If a Prospectus Supplement refers to any transfer agents (in addition to the Registrar) initially designated by the Company with respect to any series of Registered Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, the Company will maintain a transfer agent in The City of New York. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and interest, if any, on Registered Securities (other than a Global Security) will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company, payment of any interest may be made
(i) by check mailed to the address of the person entitled thereto as such address shall appear in the register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered

Securities will be made to the person in whose name such Debt Security is registered at the close of business on the regular Record Date for such interest payment.

    Unless otherwise indicated in an applicable Prospectus Supplement, the principal office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Registered Securities.

    All moneys paid by the Company to a Paying Agent for the payment of principal of (and premium, if any) and interest, if any, on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Debt Security will thereafter look only to the Company for payment thereof.

GUARANTIES

    The Guarantor will unconditionally guarantee the due and punctual payment of the principal of, (and premium, if any) and interest, if any, on the Debt Securities, when and as the same shall become due and payable, whether at maturity or upon redemption, declaration or otherwise.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in the form of one or more fully registered global Debt Securities (a "Global Security") that will be deposited with a depositary (the "Depositary"), or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series. In such case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of such series. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

    Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any Paying Agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for any Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interest in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

    If the Depositary for any Debt Securities represented by a Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within ninety days, the Company will issue such Debt Securities in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange therefor.

CERTAIN LIMITATIONS ON LIENS

    The Indenture provides that Texaco Inc. shall not, and it shall not permit any Principal Subsidiary (defined as a Subsidiary (i) substantially all of the assets of which are located, and substantially all of the operations of which are conducted, in the United States, (ii) which owns a Principal Property, defined as an important oil and gas producing property onshore or offshore the United States or any important refinery or manufacturing plant located in the United States and (iii) in which Texaco Inc.'s direct or indirect net investment exceeds $100,000,000) to, incur a Lien to secure a Long-Term Debt on a Principal Property, any Capital Stock or a Long-Term Debt ("Debt") of a Principal Subsidiary unless: (1) the Lien equally and ratably secures the Debt Securities and the secured Debt; (2) the Lien is in existence at the time a corporation merges into or consolidates with Texaco Inc. or a Principal Subsidiary or becomes a Principal Subsidiary; (3) the Lien is on a Principal Property at the time Texaco Inc. or a Principal Subsidiary acquires the Principal Property; (4) the Lien secures Debt incurred to finance all or some of the purchase price of a Principal Property or a Principal Subsidiary; (5) the Lien secures Debt incurred to finance all or some of the costs of Improvements on a Principal Property; (6) the Lien secures Debt of a Principal Subsidiary owing to Texaco Inc. or another Principal Subsidiary; (7) the Lien extends, renews or replaces in whole or in part a Lien permitted by any of clauses (1) through (6); or (8) the secured Debt plus all other Debt secured by Liens on Principal Properties, Capital Stock or Debt of a Principal Subsidiary at the time does not exceed 10% of Texaco's Consolidated Net Tangible Assets. However, Debt secured by a Lien permitted by any of clauses (1) through (7) shall be excluded from all other Debt in the determination.

LIMITATIONS ON SALE AND LEASEBACK

    The Indenture provides that Texaco Inc. shall not, and it shall not permit any Principal Subsidiary to, enter into a Sale-Leaseback Transaction unless: (1) the lease has a term of three years or less; (2) the lease is between Texaco Inc. and a Principal Subsidiary or between Principal Subsidiaries; (3) Texaco Inc. or a Principal Subsidiary under the terms of the Indenture could create a Lien on the Principal Property to secure a Debt at least equal in amount to the Attributable Debt for the lease; or (4) Texaco Inc. or a Principal Subsidiary within 120 days of the effective date of the Sale-Leaseback Transaction (i) retires Debt of Texaco Inc. or of a Principal Subsidiary at least equal in amount to the fair value (as determined by Texaco Inc.'s Board of Directors) of the Principal Property at the time the Principal Property is leased or (ii) if the net proceeds of the Sale-Leaseback Transaction equal or exceed the fair value of the Principal Property (as determined by Texaco Inc.'s Board of Directors), applies the net proceeds to fund investment in other Principal Properties which investments were made within twelve months prior to or subsequent to the transaction.

CONSOLIDATION AND MERGER

    The Indenture provides that either the Company or Texaco Inc. may consolidate or merge into, or transfer its properties and assets substantially as an entirety to, another person without the consent of the Holders of any of the Debt Securities outstanding under the Indenture, provided the person assumes by supplemental indenture all the obligations of the Company or Texaco Inc., as the case may be, under the Debt Securities and the Indenture and immediately after the transaction no Default exists. Thereafter all such obligations of the Company or Texaco Inc., as the case may be, shall terminate.

DEFAULT

    The Indenture defines an "Event of Default" with respect to any Series of the Debt Securities as being any one of the following events: (1) default for 30 days in the payment of interest on any Debt Security of that Series; (2) default in the payment of the principal of, or premium, if any, on, or in the making of any sinking fund payments on any Debt Security of that Series when due; (3) failure to comply with any other agreements in the Debt Securities of that Series, the Indenture or any supplemental indenture under which the Debt Securities may have been issued and continuation of the default for the period and after the notice specified below; and (4) certain events in bankruptcy, insolvency, or reorganization.

    A default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of all of the Debt Securities of that Series outstanding notify the Company of the default and the default is not cured within 90 days after receipt of the notice.

    If an Event of Default occurs with respect to the Debt Securities of any Series and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of all of the Debt Securities of that Series outstanding by notice to the Company and the Trustee, may declare the principal of and premium and accrued interest, if any, on all the Debt Securities of that Series to be due and payable immediately. The Holders of a majority in principal amount of all of the Debt Securities of that Series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree by a court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of principal or premium or interest, if any, that has become due solely because of the acceleration.

    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or premium or interest, if any, on the Debt Securities of the Series that is in default or to enforce the performance of any provision of the Debt Securities or the Indenture.

    Subject to certain exceptions, the Holders of a majority in principal amount of the Debt Securities by notice to the Trustee may waive an existing default and its consequences.

MODIFICATION OF THE INDENTURE

    The Indenture provides that the Company, Texaco Inc. and the Trustee may enter into a supplemental indenture to amend the Indenture or the Debt Securities without the consent of any Securityholder: (1) to cure any ambiguity, defect or inconsistency; (2) to comply with Article 5 of the Indenture to permit a successor to assume the Company's or Texaco Inc.'s obligations under the Indenture; (3) to make any change that does not adversely affect the rights of any Securityholder; or (4) to provide for the issuance of and establish the terms and conditions of Debt Securities of any Series.

    The Company, Texaco Inc. and the Trustee may enter into a supplemental indenture to amend the Indenture or the Debt Securities of a Series with the written consent of the Holders of at least 50.1% in principal amount of the Debt Securities of the Series affected. The Holders of at least 50.1% in principal amount of the Debt Securities by notice to the Trustee may waive compliance by the Company or Texaco Inc. with any provision of the Indenture or the Debt Securities.

    Notwithstanding the foregoing, without the consent of each Securityholder affected, an amendment or waiver may not: (1) reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver; (2) reduce the rate of or extend the time for payment of interest on any Debt Security; (3) reduce the principal of or extend the fixed maturity of any Debt Security; (4) waive a default in the payment of the principal, premium or interest, if any, on any Debt Security; or (5) make any Debt Security payable in money other than that stated in the Debt Security.

DEFEASANCE AND DISCHARGE

    The Indenture provides that the Company may terminate its obligations with respect to any Series of Debt Securities, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal, premium and interest, if any, on such Series to redemption or maturity. Upon the termination of the Company's obligations with respect to all the Debt Securities of a Series, the Trustee, at the request of the Company, shall release its rights and interests with respect to such Series of Debt Securities in any security granted by the Company or Texaco Inc. As a condition to any such termination, the Company is required to furnish an opinion of recognized independent tax counsel to the effect that such proposed deposit and termination will not have any effect on the Holders of the Debt Securities for Federal income tax purposes. Such opinion must be based upon a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this Prospectus since such a result would not occur under current tax law.

                          DESCRIPTION OF THE WARRANTS

    The Company may issue Warrants for the purchase of Debt Securities which may be issued independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. The Warrants will be issued under a Warrant Agreement to be entered into between the Company and a bank or trust company, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the certificates evidencing the Warrants ("Warrant Certificates") and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of Warrants. The following summaries of certain provisions of the forms of Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the forms of Warrant Agreement (including the form of Warrant Certificates), copies of which are filed as exhibits to the Registration Statement.

GENERAL

    Reference is made to the Prospectus Supplement for the following terms of the Warrants offered hereby (to the extent such terms are applicable to such Warrants): (1) the offering price; (2) the currency or units based on or relating to currencies (including European Currency Unit) for which Warrants may be purchased; (3) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire; (4) federal income tax consequences; and (5) any other terms of the Warrants.

    The Prospectus Supplement will also describe: (a) the designation, aggregate principal amount, currency or currency unit and other terms of the Debt Securities purchasable upon exercise of the Warrants (the "Warrant Securities");
(b) if applicable, the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security; and (c) the date on and after which the Warrants and the related Debt Securities will be separately transferable.

    Warrant Certificates may be exchanged for new Warrant Certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Warrant Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Warrant Securities purchasable upon such exercise or to enforce covenants in the Indenture.

EXERCISE OF WARRANTS

    Each Warrant will entitle the holder to purchase such principal amount of Warrant Securities at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time up to 5:00 P.M. New York time on the date set forth in the Prospectus Supplement relating to such Warrants. After such time on the date (or such later date to which such date may be extended by the Company), unexercised Warrants will become void.

    Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Warrants may be exercised by delivery to the Warrant Agent of the Warrant Certificate evidencing such Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Warrant Securities purchasable upon such exercise. Warrants will be deemed to have been exercised upon receipt of such Warrant Certificate and payment at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement and the Company will, as soon as practicable thereafter, issue and deliver the Warrant Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of the Warrants.

                                    EXPERTS

    The audited consolidated financial statements and schedules included or incorporated by reference in the Annual Report of Texaco Inc. for the fiscal year ended December 31, 1992 filed on Form 10-K, incorporated herein by reference, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

Reference is made to said report, which includes an explanatory paragraph with respect to the change in methods of accounting for income taxes and postretirement benefits other than pensions in 1992, as discussed in Note 2 to the consolidated financial statements.

                                 LEGAL OPINIONS

    The validity of the Securities being offered hereby will be passed upon for the Company and Texaco Inc. by Arthur G. Taylor, Esq., Associate General Counsel of Texaco Inc. or such other attorney of Texaco Inc. as the Company and Texaco Inc. may designate, and for the purchasers by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

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    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, TEXACO INC. OR ANY UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR TEXACO INC. SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                             PROSPECTUS SUPPLEMENT
Addendum--Documents Incorporated by Reference.............................  S-2
Selected Financial Data of Texaco.........................................  S-2
Description of the Notes..................................................  S-3
Underwriting..............................................................  S-5
Experts...................................................................  S-5
Legal Opinions............................................................  S-5


                                   PROSPECTUS
Table of Contents.........................................................    2
Available Information.....................................................    2
Documents Incorporated by Reference.......................................    3
Texaco Inc................................................................    3
Ratio of Earnings to Fixed Charges........................................    4
Texaco Capital Inc........................................................    4
Use of Proceeds...........................................................    4
Plan of Distribution......................................................    4
Description of the Debt Securities........................................    5
Description of the Warrants...............................................   10
Experts...................................................................   11
Legal Opinions............................................................   12

                                     [LOGO]

                              TEXACO CAPITAL INC.
                                 GUARANTEED BY
                                  TEXACO INC.

                                  $150,000,000
                             7.09% GUARANTEED NOTES
                                    DUE 2007

                          ----------------------------
                             PROSPECTUS SUPPLEMENT
                       ---------------------------------

                           Blaylock & Partners, L.P.
                        WR Lazard Laidlaw & Luther Inc.
                           Muriel Siebert & Co. Inc.

                                January 27, 1997

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